Exhibit (a)(1)(E)

Offer to Purchase
All Outstanding Shares of Common Stock
of
ROUNDY'S, INC.
at
$3.60 Per Share, Net in Cash
Pursuant to the Offer to Purchase dated November 19, 2015
by
KS MERGER SUB INC.
a wholly owned subsidiary
of
THE KROGER CO.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 PM, NEW YORK TIME, ON DECEMBER 17, 2015, UNLESS THE OFFER IS EXTENDED.

November 19, 2015

To Our Clients:

        Enclosed for your consideration are the Offer to Purchase, dated November 19, 2015 (the "Offer to Purchase"), and the related Letter of Transmittal in connection with the offer by KS Merger Sub Inc., a Delaware corporation ("Purchaser"), a wholly owned subsidiary of The Kroger Co., an Ohio corporation ("Kroger"), to purchase all of the issued and outstanding shares of common stock, par value $0.01 per Share (the "Shares"), of Roundy's, Inc., a Delaware corporation (the "Company"), at a purchase price of $3.60 per Share, net to the holder thereof in cash, without interest thereon and subject to any required tax withholding, upon the terms and subject to the conditions of the Offer to Purchase and the related Letter of Transmittal (which, together with the Offer to Purchase, as they may be amended or supplemented from time to time, collectively constitute the "Offer").

        Also enclosed is the Company's Solicitation/Recommendation Statement on Schedule 14D-9.

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT YOU TENDER ALL OF YOUR SHARES IN THE OFFER.

        We or our nominees are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

        We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the enclosed Offer to Purchase and the Letter of Transmittal.

        Please note carefully the following:

  1.
  The offer price for the Offer is $3.60 per Share, net to you in cash, without interest thereon and subject to any required tax withholding.

  2.
  The Offer is being made for all issued and outstanding Shares.

  3.
  The Offer is being made pursuant to an Agreement and Plan of Merger, dated as of November 10, 2015 (as it may be amended from time to time, the "Merger Agreement"), by and among the Company, Kroger and Purchaser. The Merger Agreement provides, among other things, that following the consummation of the Offer and subject to certain conditions, Purchaser will be merged with and into the Company (the "Merger"), with the Company continuing as the surviving corporation and becoming a wholly-owned subsidiary of Kroger. At the effective time of the Merger, each Share issued and outstanding immediately prior to the effective time of the Merger (other than (i) the Shares owned by Kroger, Purchaser or the Company, (ii) the Shares held by any subsidiary of the Company or Kroger (other than Purchaser) and (iii) the Shares held by Company stockholders who have neither voted in favor of the Merger nor consented thereto in writing and who have properly and validly perfected their statutory rights of appraisal in respect of such Shares in accordance with Section 262 of the General Corporation Law of the State of Delaware) will be cancelled and converted into the right to receive cash in an amount equal to the Offer Price. Under no circumstances will interest be paid on the purchase price for the Shares, regardless of any extension of the Offer or any delay in making payment for the Shares.

  4.
  The Board of Directors of the Company has: (i) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into the Merger Agreement, (ii) approved the execution and delivery by the Company of the Merger Agreement, the performance by the Company of its covenants and agreements contained therein and the consummation of the Offer and the Merger upon the terms and subject to the conditions contained therein and (iii) resolved to recommend that the holders of Shares accept the Offer, tender their Shares to Purchaser pursuant to the Offer and, if required by the applicable provisions of Delaware law, adopt the Merger Agreement.

  5.
  The Offer and withdrawal rights will expire at 11:59 PM, New York time, on December 17, 2015, unless the Offer is extended by Purchaser.

  6.
  The Offer is not subject to a financing condition. The obligation of Purchaser to accept for payment and pay for Shares validly tendered (and not withdrawn) pursuant to the Offer is subject to the satisfaction (or waiver if permitted by law) of the conditions set forth in Section 15 of the Offer to Purchase (collectively, the "Offer Conditions"). Among the Offer Conditions are: (i) the Minimum Condition (as defined in the Offer to Purchase), (ii) the expiration or termination of any applicable waiting period (and any extensions thereof) applicable to the Offer under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iii) the absence of any material adverse effect with respect to the Company and (iv) certain other customary conditions.

        If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified on the Instruction Form.

        Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit the tender on your behalf before the expiration of the Offer.

        The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the securities, "blue sky" or other laws of such jurisdiction.

INSTRUCTION FORM
With Respect to the Offer to Purchase
All Outstanding Shares of Common Stock
of
ROUNDY'S, INC.
at
$3.60 Per Share, Net in Cash
Pursuant to the Offer to Purchase dated November 19, 2015
by
KS MERGER SUB INC.
a wholly owned subsidiary
of
THE KROGER CO.

        The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated November 19, 2015, and the related Letter of Transmittal, in connection with the offer by KS Merger Sub Inc., a Delaware corporation ("Purchaser"), a wholly owned subsidiary The Kroger Co., an Ohio corporation, to purchase all of the issued and outstanding shares of common stock, par value $0.01 per share (the "Shares"), of Roundy's, Inc., a Delaware corporation, at a purchase price of $3.60 per Share, net to the seller in cash, without interest thereon and subject to any required tax withholding, upon the terms and subject to the conditions of the Offer to Purchase, dated November 19, 2015 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with the Offer to Purchase, as they may be amended or supplemented from time to time, collectively constitute the "Offer").

        The undersigned hereby instruct(s) you to tender to Purchaser the number of Shares indicated below (or, if no number is indicated, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

        The method of delivery of this document is at the election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

Number of Shares to be Tendered:	SIGN HERE

Shares*	Signature(s)

Account No.
Dated , 2015

Area Code and Phone Number

Tax Identification Number or Social Security Number	Please Print name(s) and address(es) here

*
Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.